                                                                   EXHIBIT 10.22


--------------------------------------------------------------------------------

                                 LOAN AGREEMENT

--------------------------------------------------------------------------------

                                      AMONG


                               PRINCESA PARTNERS,
                          A FLORIDA GENERAL PARTNERSHIP

                             CONCORDE CRUISES, INC.,
                           A SOUTH DAKOTA CORPORATION

                                  CONAMI, INC.,
                              A FLORIDA CORPORATION

                              BAYFRONT VALET, LLC,
                       A FLORIDA LIMITED LIABILITY COMPANY

                                       AND

                          CONCORDE GAMING CORPORATION,
                             A COLORADO CORPORATION

                                  ("BORROWER")

                                       AND

                               FIRST NATIONAL BANK

                                   ("LENDER")



                          DATED AS OF OCTOBER 31, 2003

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1. DEFINITIONS............................................................................................2

   1.01     Specific Definitions..................................................................................2
   1.02     Certain Other Terms...................................................................................8

SECTION 2. THE LOAN...............................................................................................9

   2.01     The Loan - General....................................................................................9
   2.02     Interest Rate.........................................................................................9
   2.03     Late Charge...........................................................................................9
   2.04     Terms of Payment.....................................................................................10
   2.05     Application of Payments..............................................................................10
   2.06     Payments.............................................................................................10
   2.07     Prepayment...........................................................................................10
   2.08     Use of Proceeds......................................................................................10

SECTION 3. SECURITY..............................................................................................11

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................11

   4.01     Organization, Powers, Compliance with Laws, Etc......................................................11
   4.02     Authorization of Borrowing, Etc......................................................................11
   4.03     Tax Liability........................................................................................12
   4.04     Litigation and Other Matters.........................................................................12
   4.05     Compliance With Law..................................................................................12
   4.06     Financial Statements.................................................................................12
   4.07     True and Correct Information.........................................................................12
   4.08     Loan Not for Purpose of Margin Stock.................................................................12
   4.09     Loan Not to Acquire a Security.......................................................................12
   4.10     Licenses; Investigations; Compliance.................................................................13
   4.11     No Default...........................................................................................13
   4.12     Participation of Partners and Employees..............................................................13
   4.13     Status of Borrower...................................................................................13
   4.14     Agreements...........................................................................................14
   4.15     City Agreements......................................................................................14
   4.16     ERISA................................................................................................14
   4.17     No Lien on Collateral................................................................................14
   4.18     Environmental Reports................................................................................14
   4.19     Access...............................................................................................14
   4.20     Hazardous Substances Representations of Borrower.....................................................14
   4.21     Intellectual Property................................................................................15
   4.22     Maintenance of Property..............................................................................15
   4.23     Accuracy of Loan Document Representations; Compliance................................................15
   4.24     Ownership of Facilities..............................................................................15
   4.25     Employee Matters.....................................................................................15

SECTION 5. CONDITIONS PRECEDENT..................................................................................16

SECTION 6. COVENANTS.............................................................................................17

   6.01     Existence, Properties, Etc...........................................................................17
   6.02     Insurance............................................................................................17

                                                                                                               Page
   6.03     Collection of Proceeds...............................................................................18
   6.04     Payments of Debt, Taxes, Etc.........................................................................18
   6.05     Restrictions on Transfer.............................................................................18
   6.06     Financial Statements and Reports.....................................................................18
   6.07     Hazardous Substances.................................................................................19
   6.08     Notice of Litigation.................................................................................20
   6.09     Change in Nature of Business.........................................................................20
   6.10     No Defaults..........................................................................................20
   6.11     Further Assurances...................................................................................20
   6.12     ERISA................................................................................................21
   6.13     Notice of Events of Default..........................................................................21
   6.14     Licenses.............................................................................................21
   6.15     Conduct of Business..................................................................................21
   6.16     Application of Loan Proceeds.........................................................................21
   6.17     Material Effect......................................................................................21
   6.18     Inspections/Books and Records........................................................................21
   6.19     Compliance With Non-Gaming Governmental Requirements and Laws........................................21
   6.20     Regulation T, U and X................................................................................21
   6.21     Merger, Consolidation or Transfer of Assets..........................................................21
   6.22     Management Agreement.................................................................................21
   6.23     Loans or Fundings....................................................................................21
   6.24     Guaranties...........................................................................................21
   6.25     Maintenance of Properties, Etc.......................................................................21
   6.26     Gaming Compliance/Termination........................................................................21
   6.27     Changes in Jurisdiction..............................................................................21
   6.28     Liens................................................................................................21
   6.29     Additional Debt......................................................................................21
   6.30     Other Restrictions...................................................................................21
   6.31     Non-Impairment.......................................................................................21
   6.32     Minimum Debt Service Coverage Ratio..................................................................21
   6.33     Minimum Tangible Net Worth...........................................................................21
   6.34     Minimum Fixed Charge Coverage Ratio..................................................................21
   6.35     Maximum Leverage Ratio...............................................................................21
   6.36     Independent Consultant...............................................................................21
   6.37     Deposit of Pledged Revenues..........................................................................21

SECTION 7. EVENTS OF DEFAULT.....................................................................................21

   7.01     Event of Default.....................................................................................21
   7.02     Remedies.............................................................................................21

SECTION 8. MISCELLANEOUS.........................................................................................21

   8.01     No Waiver; Remedies Cumulative.......................................................................21
   8.02     Notices..............................................................................................21
   8.03     Fees/Taxes/Attorneys Fees............................................................................21
   8.04     Indemnification......................................................................................21
   8.05     Consent to Loan Participation........................................................................21
   8.06     Amendments, Etc......................................................................................21
   8.07     Successors and Assigns Included in Parties...........................................................21
   8.08     Binding Effect and Assignment........................................................................21
   8.09     Marshalling; Payments Set Aside......................................................................21
   8.10     Section Titles.......................................................................................21

                                                                                                               Page
   8.11     Reliance by Lender...................................................................................21
   8.12     Invalid Provisions to Affect No Others...............................................................21
   8.13     Number and Gender....................................................................................21
   8.14     Time of Essence......................................................................................21
   8.15     Not Joint Venturers..................................................................................21
   8.16     Estoppel Certificate.................................................................................21
   8.17     Notice of Change in Location.........................................................................21
   8.18     Renewal or Extension.................................................................................21
   8.19     Tax Identification Number............................................................................21
   8.20     Term.................................................................................................21
   8.21     Name and Logo........................................................................................21
   8.22     Remedies Cumulative..................................................................................21
   8.23     Integration; Conflicting Terms.......................................................................21
   8.24     Governing Law and Construction.......................................................................21
   8.25     Consent to Jurisdiction..............................................................................21
   8.26     Waiver of Right to Trial by Jury.....................................................................21
   8.27     Counterparts.........................................................................................21
   8.28     Confidentiality......................................................................................21


EXHIBITS

Exhibit A - Form of Notes
Exhibit B - Existing Debt to be Paid
Exhibit C - Transactional Cost Payments
Exhibit D - Schedule of Litigation, Etc.
Exhibit E - Compliance Certificate

--------------------------------------------------------------------------------

                                 LOAN AGREEMENT

--------------------------------------------------------------------------------


         THIS LOAN AGREEMENT ("the Agreement") is dated as of the date set forth on the cover hereof among PRINCESA PARTNERS, a Florida general partnership ("Princesa"), CONCORDE CRUISES, INC., a South Dakota corporation ("Cruises"), CONAMI, INC., a Florida corporation ("Conami"), BAYFRONT VALET, LLC, a Florida limited liability company ("Valet"), CONCORDE GAMING CORPORATION, a Colorado corporation ("Concorde") (Princesa, Cruises, Conami, Valet and Concorde are individually referred to herein as a "Borrower" and collectively as the "Borrower"), and FIRST NATIONAL BANK ("Lender").

                                    RECITALS:

         WHEREAS, Princesa owns a vessel and equipment on which Cruises conducts a gaming enterprise under the name Bayfront Ventures;

         WHEREAS, Cruises leases the vessel and equipment from Princesa pursuant to the Charter (as defined below) for purposes of Cruises' gaming enterprise;

         WHEREAS, Cruises leases a dock and certain other facilities for use in Cruises' gaming enterprise from an instrumentality of the City of Miami pursuant to the Use Agreement defined below;

         WHEREAS, Valet operates a garage owned by an instrumentality of the City of Miami pursuant to the Valet Parking Agreement (defined below), which Valet uses to provide parking for Cruises' gaming enterprise;

         WHEREAS, Cruises owns all the interests in Valet and is a 20% general partner of Princesa and Conami is the other general partner of Princesa holding an 80% interest therein;

         WHEREAS, Concorde owns all the issued and outstanding stock of Cruises and Conami and certain other corporations;

         WHEREAS, Bruce Lien controls Concorde and BHL Capital Corporation ("BHL");

         WHEREAS, Deanna Lien is the wife of Bruce Lien;

         WHEREAS, Borrower desires to obtain a loan for the purposes of (a) refinancing Cruises' and Princesa's current lending obligations, all on the terms and subject to the conditions set forth herein;

         WHEREAS, in order to induce Lender to make the Loan, Bruce Lien, Deanna Lien and BHL have agreed to guaranty the Loan (as defined herein); and

         WHEREAS, Lender has agreed to make the Loan to Borrower on the terms provided herein and in the Promissory Notes in the form attached hereto as Exhibit A (the "Notes"), which Notes evidence the Loan.

         NOW, THEREFORE, in consideration of the foregoing Recitals and the terms and conditions set forth below, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

         1.01 Specific Definitions. As used herein, the following terms shall have the following meanings:

         "ACCOUNTANT" means any Person who is an independent certified public accountant employed or retained by Borrower and reasonably acceptable to Lender.

         "AFFILIATE" means with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with the first Person.

         "BHL" means BHL Capital Corporation, a South Dakota corporation, its successors and assigns.

         "BORROWER" means Princesa, Cruises, Conami, Valet, Concorde and their respective successors and assigns, all of which shall have joint and several liability hereunder.

         "BUSINESS DAY" means each day other than a Saturday, a Sunday, legal holiday, or other day on which national banks in Florida or Illinois are not open for business.

          "CASH" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

         "CHARTER" means the Agreement between Princesa, as owner, and Cruises as successor of Bayfront Ventures, as charterer, dated October 10, 1998, pursuant to which Princesa has let the Vessel to Cruises.

         "COLLATERAL" means the Facilities, the Pledged Revenue, the Pledged Accounts, and all other assets of Borrower.

         "CONAMI" means Conami, Inc., a Florida corporation, its successors and assigns.

         "CONCORDE" means Concorde Gaming Corporation, a Colorado corporation, its successors and assigns.

         "CRUISES" means Concorde Cruises, Inc., a South Dakota corporation, its successors and assigns.

         "CURRENT CASH REQUIREMENTS" means reasonable petty Cash required with respect to the operations of the Gaming Enterprise Borrower plus the amount of Cash required to be maintained to supply the gaming machines and the money exchange cages with sufficient Cash to provide for the pay out of winnings and to provide Cash or change to customers for the purpose of the Facilities.

         "DEBT" means any of the following:

                (a) all debt of such Person, whether or not represented by bonds, debentures, note or securities, for the repayment of money borrowed (whether or not recourse for payment is available to the whole of the assets of such Person or only a portion thereof), if and to the extent such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

                (b) all deferred obligations of the Person for the payment of the purchase price of property or assets purchased; all obligations of such Person representing the balance deferred and unpaid of the purchase price of any property or interest therein or in respect of conditional sales, except any such balance that constitutes a trade payable in the ordinary course of business in connection with obtaining goods, materials or services;

                (c) all guaranties, endorsements, assumptions and other contingent obligations in respect of, or agreements to purchase or otherwise acquire, debt of others; and reimbursement obligations of such person with respect to letters of credit and bankers acceptances or similar credit obligations;

                (d) all obligations under interest rate protection agreements, foreign currency hedges and similar agreements;

                (e) all obligations secured by any mortgage, pledge or lien existing on property owned in whole or in part by the Person, whether or not the debt secured thereby shall have been assumed;

                (f) all installment purchase contracts, loans secured by purchase money security interests and lease-purchase agreements or capital leases (including leases of real property), in each case computed in accordance with GAAP;

                (g) any obligation of the Person (whether or not classified as debt under GAAP, including an operating lease) entered into for the purpose of directly or indirectly supporting, credit enhancing or paying any Debt of another Person, including any agreement to purchase any asset or obligation and any room rate, occupancy, or operating guaranty; and

                (h) a guaranty or agreement by such Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, primary or contingent, in any manner of any part or all of the obligations of another person of the type described in clauses (a) through (g) above.

         "DEBT SERVICE" means with respect to Debt for any time period, the aggregate of payments made or to be made in respect of principal (whether by maturity, purchase, amortization or mandatory sinking fund payments), interest, lease payment, servicing fee, or similar payments; provided that with respect to Debt bearing interest at a variable or floating rate, Debt Service shall be calculated by assuming that the interest rate borne by such Debt is equal to the average annual rate (as computed over the last preceding four consecutive fiscal quarters); and provided that, with respect to any Debt the principal of which is not fully amortized over its stated term either in level installments of principal or in approximately equal payments of principal and interest, Debt Service shall be computed on the assumption that the principal of such Debt is retired in level Debt Service payments of principal and interest commencing on the first date that any amount is payable thereon and ending on the stated maturity date of such Debt.

         "DEBT SERVICE COVERAGE RATIO" shall mean, with respect to any period of four consecutive fiscal quarters, the ratio of (i) Pledged Revenues received less the Operating Expenses paid during such period to (ii) Debt Service for the twelve-month period commencing on the first day following the end of such period on all Debt of the Gaming Enterprise Borrower.

         "DEFAULT" means the occurrence of any event that, with the passage of time, notice, or both (whether such notice or lapse of time is required under Section 7.01 or under some other provision of this Agreement) would if not cured constitute an Event of Default.

         "DEFAULT RATE" shall have the meaning given to such term in the Notes.

         "DEPOSIT AGREEMENT" means the Deposit, Security, Pledge and Account Control Agreement dated the date hereof between the Borrower, the Lender, and the Lender as Depository.

         "EBITDA" means, for any period, the sum of the amounts for such period of (i) Net Income, (ii) interest expense, (iii) provisions for taxes based on Net Income, if any, (iv) total depreciation expense, (v) total amortization expense, (vi) management fees (if any), and (vii) other non-cash charges determined in accordance with GAAP.

         "ENVIRONMENTAL LAWS" means any applicable federal, state or local statute, law, regulation, order, consent, decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or Hazardous Substances, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of Borrower, including without limitation, if applicable, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Act, the Clean Air Act, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, and any applicable similar or implementing federal or state law, and any applicable federal or state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil and all rules and regulations promulgated thereunder.

         "EQUIPMENT" means all furnishings, equipment and tangible personal property of any nature whatsoever owned by any Gaming Enterprise Borrower or which any Gaming Enterprise Borrower has an interest in.

         "EVENT OF DEFAULT" means an event so defined in Section 7.01.

         "FACILITIES" means collectively, (1) the Vessel together with any dock and adjacent properties in which any Gaming Enterprise Borrower has an interest including without limitation under the Use Agreement; and (2) the Equipment.

         "FINANCING STATEMENTS" means one or more financing statements given by Borrower to Lender perfecting a security interest in the Pledged Revenues or collateral described in the Security Agreement.

         "FIXED CHARGE COVERAGE RATIO" means, as of the last day of each fiscal quarter of the Gaming Enterprise Borrower, the ratio of (a) the sum of (i) the Gaming Enterprise Borrower's EBITDA for the last four fiscal quarters of the Gaming Enterprise Borrower then ending, minus (ii) capital expenditures of the Gaming Enterprise Borrower during such four quarters for the maintenance, repair, restoration or refurbishment of the Facilities but excluding any capital expenditures adding to or further improving the Facilities or made from proceeds of casualty insurance to repair or restore the Facilities following a covered loss, and minus (iii) distributions or other payments (except arm's lengths payments for goods and services provided to the Gaming Enterprise Borrower) to the Gaming Enterprise Borrower's Affiliates during such four quarters, and minus
(iv) taxes, if any, required to be paid with respect to the income or revenues of the Facilities during such four quarters to the extent not deducted in arriving at EBITDA, to (b) the sum of Debt Service of the Gaming Enterprise Borrower to the extent required to be paid in Cash during the next four quarters following the quarter then ending.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

         "GAMING ENTERPRISE BORROWER" means collectively Princesa, Cruises, Conami and Valet, considered, if used for financial covenant purposes, as a single business entity on a consolidated GAAP basis after eliminating any intercompany obligations, and individually each of such entities.

         "GAMING REGULATIONS" means all applicable state and federal laws, ordinances, rules, regulations and orders pertaining to gaming activities or the presence or use of gaming devices at the Facilities, whether now or hereafter adopted or in effect.

         "GOVERNMENT AUTHORITY" means any government body, regulatory authority or court having jurisdiction over the Borrower or the Facilities.

         "GOVERNMENT SECURITY" means any readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America.

         "GUARANTOR" means a Person who has signed a Guaranty Agreement in such form as shall be acceptable to Lender on even date hereof for the purpose of inducing Lender to advance the proceeds of the Loan to Borrowers. Guarantors shall include (i) Bruce Lien, (ii) Deanna Lien, and (iii) BHL.

         "GUARANTY AGREEMENT" means the agreements signed from time to time by the Guarantors guaranteeing payment and performance of the Loan.

         "HAZARDOUS SUBSTANCE" means any hazardous or toxic material, substance or waste, pollutant or contaminant that is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of Borrower, or its use, including but not limited to any material substance or waste that is: (a) defined as a hazardous substance under any Environmental Laws; (b) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products; (c) PCBs; (d) lead; (e) asbestos; (f) flammable explosives; (g) infectious materials; (h) radioactive materials; or (i) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the Environmental Laws.

         "INTEREST RATE" means the interest rate applicable under the circumstances as set forth in each of the Notes.

         "LENDER" means First National Bank and each Person who shall extend credit to Borrower by participating in the Loan, and any successor and assign.

         "LICENSE" means any of the Licenses defined in Section 4.10.

         "LIEN" means any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument, in, of, or on any of the assets or properties, whether now owned or hereafter acquired, whether arising by agreement or operation of law, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "LOAN" means the Loan as defined in Section 2.01.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Agreements, the Guaranty Agreements, the Financing Statements, the Mortgage, the Deposit Agreement, and all other agreements, instruments and documents heretofore, herewith or hereafter executed and delivered by Borrower, Guarantors or any of their Affiliates pursuant to, or in connection with, the Loan evidenced by this Agreement.

         "LOAN PRINCIPAL BALANCE" means, at any time, the aggregate amount of credit then funded by the Lender under the Notes as described in Section 2.01, as reduced by all repayments of principal on the Notes to the time of reference.

         "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) may reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Documents, (b) may reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of the Borrower, (c) may reasonably be expected to be material and adverse to the condition (financial or otherwise) of the Facilities, (d) materially impairs or may reasonably be expected to materially impair the ability of the Borrower to perform its obligations under the Loan Documents, or (e) materially impairs or may reasonably be expected to materially impair the ability of the Lender to enforce the principal benefits intended to be created and conveyed by the Loan Documents.

         "MORTGAGE" means the first preferred ship mortgage between the Borrower and the Lender as the same may from time to time be amended or supplemented in accordance with the terms thereof.

         "NET INCOME" means, with respect to any fiscal period, the net income from continuing Facilities operations before extraordinary or non-recurring items for that fiscal period, determined in accordance with GAAP, consistently applied.

         "NOTES" means the Promissory Notes issued by Borrower to Lender substantially in the form attached hereto as Exhibit A.

         "OPERATING EXPENSES" shall mean the current expenses of operation, maintenance, and repair of the Facilities. Operating Expenses shall include, without limitation, prizes, wages, the cost of materials and supplies used for current operation and maintenance, advertising and marketing expenses, insurance premiums, and charges for the accumulation of appropriate reserves for current expenses that are not recurrent monthly but may reasonably be expected to be incurred in accordance with GAAP. Operating Expenses shall not include any management fee or allowance for depreciation or amortization or renewals or replacements of capital assets.

         "PERMITTED ENCUMBRANCES" means any of the following:

                (a) Liens created by the Loan Documents;

                (b) Liens (in addition to those described in (a) above) in the form of a purchase money mortgage or security interest, installment sale contract, financing lease, or similar encumbrance on Equipment so long as the aggregate principal balances so secured do not exceed $100,000; and provided that at no time shall such Permitted Encumbrances be Liens on more than 15% of the number of non-table gaming devices such as a slot machine or similar device then in use by the Gaming Enterprise Borrower;

                (c) clouds on title, title defects or irregularities, utility, access and other easements and rights-of-way, restrictions and exceptions that Lender reasonably determines shall not materially interfere with or impair the value, usefulness or integrity of any Facilities or the present or intended operations thereof;

                (d) zoning or similar laws that Lender reasonably determines shall not materially interfere with or impair the value, usefulness or integrity of the Facilities, or the present or intended operations thereof;

                (e) with respect to any item, those items so identified and consented to by Lender.

                (f) Liens or other security interests in vehicles;

                (g) inchoate mechanics Liens and any mechanics Liens that have been bonded over or otherwise provided for such that the Lien may not be enforced as against any of the Pledged Revenues or the Facilities; and

                (h) taxes accrued and not due; provided that reasonable sales taxes on patron purchases are permitted, the imposition of which does not result in a reduction of Pledged Revenues.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government, or any agency, instrumentality or political subdivision thereof.

         "PLEDGED ACCOUNTS" shall mean all bank accounts of any Gaming Enterprise Borrower, which accounts shall be pledged as security for the Loan.

         "PLEDGED REVENUES" means all income, receipts and revenues of each Gaming Enterprise Borrower from any source whether now existing or hereafter arising, and wherever located, and subject to Permitted Encumbrances; provided, that Pledged Revenues shall not include:

                (a) amounts paid as winnings or prizes to gaming patrons;

                (b) amounts collected and paid out for a sales or excise tax imposed by a Government Authority where such tax is billed to the purchaser as a separate item;

                (c) credits for the exchange of goods or merchandise;

                (d) uncollected credit transactions written off as bad debt in accordance with GAAP; and

                (e) any casualty insurance proceeds related to the Facilities (except for business interruption insurance or its equivalent.

         "PRINCESA" means Princesa Partners, a Florida general partnership, its successors and assigns.

         "RESPONSIBLE OFFICER" means (a) any person executing this Loan Agreement or the Notes; (b) the person(s) designated in the resolutions or other similar document delivered by Borrower to Lender; or (c) any other person who Lender reasonably believes to be acting on behalf of Borrower.

         "SECURITY AGREEMENT" means the agreements of even date herewith between any Borrower and Lender pursuant to which Borrower has granted to Lender a first priority security interest in the collateral described therein in accordance with the terms of such agreement.

         "TANGIBLE NET WORTH" means, at any date of determination, the difference between: (a) the total assets appearing on the Gaming Enterprise Borrower's consolidated balance sheet at such date prepared in accordance with GAAP after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper; and (b) the total liabilities appearing on such balance sheet. For purposes of determining total assets, the following shall not be taken into account: (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights therein, covenants not to compete, training costs and similar intangibles; (ii) all deferred charges and unamortized discount and expense on Debt other than deferred income taxes; (iii) securities which are not readily marketable; (iv) unless reflected in the Gaming Enterprise Borrower's audited financial statements, any write-up in the book value of any assets resulting from a reevaluation thereof; (v) amounts due from officers or Affiliates; and (vi) any asset acquired subsequent to the date of this Agreement which the Lender, in its sole discretion, determines to be an intangible asset.

         "TRANSFER" means (i) the creation of any Lien (other than a Permitted Encumbrance) on the Facilities, the Pledged Accounts, or the Pledged Revenues or any portion of any thereof, either directly or indirectly, (ii) any change in the legal or equitable title of substantially all of the Facilities or in the beneficial ownership of substantially all of the Facilities, whether or not of record and whether or not for consideration, and (iii) any event, including death, which causes Bruce and Deanna Lien not to own, directly or indirectly, in excess of 50% of all shares, membership interests and other interests, by vote and by value of each entity making up Borrower.

         "USE AGREEMENT" means the Use Agreement dated June 25, 1997, as amended by an Addendum dated August 29, 1999 and by amendments dated September 2001, and June 27, 2002, between Bayfront Park Management Trust, the City of Miami and Cruises as successor to Bayfront Ventures.

         "VALET" means Bayfront Valet, LLC, a Florida limited liability company, its successors and assigns.

         "VALET PARKING AGREEMENT" means the Valet Parking Concession Agreement dated December 8, 1998, as amended on June 27, 2002, between Valet and Bayfront Park Management Trust.

         "VESSEL" means the diesel-powered vessel Princesa, official number 1073261, which is documented under and pursuant to the laws of the United States of America.

         1.02 CERTAIN OTHER TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                              SECTION 2. THE LOAN

         2.01   THE LOAN - GENERAL.

                (a) Lender, on the terms and conditions stated herein, shall lend Borrower the maximum, aggregate principal sum of $5,650,000 (the "Loan"), which shall be evidenced by the Notes as follows:

                    (i) LOAN A shall be in the amount of $5,050,000, which shall be funded on the date hereof in its entirety, for the purpose of refinancing the amount outstanding under the terms of the Loan Agreement between Princesa and certain lenders, dated October 22, 1998, as amended to date, reducing the Gaming Enterprise Borrower's revolving line of credit and providing funds for transaction costs and working capital;

                    (ii) LOAN B shall be in the amount of $300,000, which shall be funded in whole or in part on the date hereof, for the purpose of extending to Borrower a revolving Line of Credit; and

                    (iii) LOAN C shall be in the amount of $300,000, which shall be funded on the date of such purchase, but in no event later than April 1, 2004, for the purpose of purchasing new gaming equipment for the Facilities.

                (b) Notwithstanding any other provision herein, Lender shall have no obligation to fund the Loan unless: (i) no Event of Default or other event that has a Material Adverse Effect has occurred and is continuing; and (ii) all conditions set forth in Section 5 as conditions to the effectiveness of this Agreement (unless waived in connection with the execution of this Agreement) shall have been satisfied.

                (c) Amounts paid or prepaid under the Notes for Loans A and C may not be reborrowed.

                (d) Each member of Borrower shall be jointly and severally liable for the Loan and all provisions of this Agreement.

         2.02   INTEREST RATE.

                (a) Interest Rate Prior to Default. Interest shall commence to accrue with respect to the Loan Principal Balance on the date hereof. The Loan Principal Balance shall bear interest at the Interest Rate, as calculated under the terms of each Note.

                (b) Default Rate. If an Event of Default occurs on any one or more of the Notes, then, during the entire period during which such Event of Default shall occur and be continuing, interest shall be payable at the Default Rate as provided in the Notes.

         2.03 LATE CHARGE. If any payment required under one of the Notes is not paid when due, Borrower agrees to pay a late charge as provided in such Note. This late charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Lender may have including the right to declare the entire Loan Principal Balance and interest, together with all other amounts due hereunder and under the Notes, immediately due and payable.

         2.04 TERMS OF PAYMENT. The Notes shall be payable upon the terms set forth in each Note. Amounts due hereunder and under the Notes shall be a continuing general obligation jointly and severally of Borrower, subject to the terms hereof and the Notes.

         2.05 APPLICATION OF PAYMENTS. All payments shall be applied first to any expenses and costs of collection, then to late charges, then to interest and then to the Loan Principal Balance. If an Event of Default exists, Lender may apply any payments received to principal, interest, late charges or other amounts due from Borrower in such order as Lender, in its sole discretion, shall determine.

         2.06 PAYMENTS. All payments and prepayments by Borrower of principal of and interest on the Notes, and all other fees, expenses, and other obligations under this Agreement payable to Lender hereunder, shall be paid to Lender on the date due by check, wire transfer or a transfer of funds from Borrower.

         2.07   PREPAYMENT.

                (a) Partial Prepayment. Borrower may prepay Loans A, B and C in part at any time and from time to time without penalty or premium or prepayment indemnity. All partial prepayments shall be applied first to fees, expenses, and other obligations under this Agreement payable to Lender hereunder, then to accrued interest, and then to the principal installments in the inverse order of their maturities. No prepayment shall postpone the due dates or reduce the dollar amount of any monthly installment payments due pursuant to the terms of the Loans unless the Lender consents to such postponements or reductions in writing. A prepayment under this subsection shall be made only upon three days' prior written notice to Lender.

                (b) Full Prepayment of Loan A. Borrower may at any time prepay Loan A in full, subject to paying (i) a release servicing fee to Lender in the amount of $500, (ii) all interest accrued to the prepayment date, and (iii) a prepayment indemnity. For purposes of this subsection, the prepayment indemnity shall be calculated as follows:
         (i) if the prepayment is prior to one year from the date hereof, Borrower shall pay a prepayment indemnity equal to 3% of the principal amount then being prepaid; (ii) if the prepayment is one year or more from the date hereof but prior to two years from the date hereof, Borrower shall pay a prepayment indemnity equal to 2% of the principal amount then being prepaid; and (iii) if the prepayment is two years or more from the date hereof, Borrower shall pay a prepayment indemnity equal to 0.5% of the principal amount then being prepaid. A prepayment under this subsection shall be made only upon three days' prior written notice to Lender.

                (c) Full Prepayment of Loans B and C. Borrower may prepay Loans B and C in full at any time without penalty or premium or prepayment indemnity. Upon prepayment in full, interest accrued to the prepayment date shall be paid on such prepayment date. A prepayment under this subsection shall be made only upon three days' prior written notice to Lender.

         2.08   USE OF PROCEEDS.

                (a) The proceeds of Loans A and B shall be disbursed on the date hereof as follows:

                    (i) $4,926,017.78 to pay off existing debt of Princesa
                related to the Facilities as set forth in Exhibit B.

                    (ii) $246,496.75 to pay transactional costs in the amounts set forth in Exhibit C.

                    (iii) The remaining proceeds shall be used to reduce account payables relating to the Facilities and to provide working capital therefor.

                (b) The proceeds of Loan C shall be used to purchase gaming Equipment, including 37 new slot machines, at the time such Equipment is purchased.

                              SECTION 3. SECURITY

         To secure payment of all obligations of Borrower to Lender under the Notes and hereunder, Borrower hereby grants to Lender a pledge of, a lien on and a security interest in, all of the right, title and interest of Borrower in the Collateral, whether now or hereafter owned, existing, arising or acquired, wherever held or located, and whenever received.

         The pledge of and security interest in Pledged Revenues shall be valid, binding and enforceable as of the execution and delivery of this Agreement and the Deposit Agreement. Such security interest shall be fully perfected upon filing UCC financing statements with the Florida and South Dakota Secretary of State's office. The Pledged Revenues shall immediately be subject to the lien of such pledge without physical delivery, possession, filing or any other act, and Borrower's obligation to perform under this Agreement shall have priority over any or all other obligations and liabilities of Borrower and the lien of such pledge shall be prior to and valid and binding as against all parties having claims of any kind in tort, contract, or otherwise against Borrower irrespective of whether such parties have notice thereof. Borrower irrevocably agrees to deposit all Pledged Revenues except the Current Cash Requirements daily pursuant to the Deposit Agreement.

         To further secure payment of all obligations of Borrower to Lender under the Notes and hereunder, Borrower and the Guarantors shall enter into such Security Agreements and Guaranty Agreements as provided in the Loan Documents.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender as of the date hereof that:

         4.01   ORGANIZATION, POWERS, COMPLIANCE WITH LAWS, ETC. Each Borrower
(a) is validly organized and in good standing under the laws of its state of organization and is registered to do business in every other jurisdiction in which failure to register would have a Material Adverse Effect; (b) has full power and authority to own its properties and to carry on its business as presently conducted; and (c) has the power to execute, deliver and perform the Loan Documents to which it is a party.

         4.02 AUTHORIZATION OF BORROWING, ETC. The execution, delivery and performance of the Loan Documents to which each Borrower is a party and the borrowings hereunder:

                (a) have been duly authorized by all requisite action of the Borrower and will not violate any provision of law, any order of any court or other agency of government (whether state or federal), or any provisions of any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its properties is bound;

                (b) do not require any consent or approval not heretofore obtained of any person, including but not limited to any security holder or creditor;

                (c) do not violate or conflict with any provision of the governing documents of the Borrower;

                (d) do not constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meaning of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any applicable jurisdiction, and

                (e) will not cause or permit the acceleration of any obligation owed under any mortgage, indenture or loan or credit agreement or any other contractual obligation to which the Borrower is a party or by which the Borrower or any of its properties is bound or affected.

The Loan Documents to which Borrower is a party constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

         4.03 TAX LIABILITY. The Borrower has filed all tax returns that are required to be filed, and has paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by the Borrower except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained.

         4.04 LITIGATION AND OTHER MATTERS. Except as set forth in Exhibit D, there are no actions, suits or proceedings pending, or to the knowledge of Borrower overtly threatened, against or affecting it, or the Facilities, or involving the validity or enforceability of any of the Loan Documents or the priority of the Lien thereof, or any basis therefor, at law or in equity, or before or by any Government Authority; and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any Government Authority.

         4.05 COMPLIANCE WITH LAW. Except as set forth in Exhibit D, no consent, approval or authorization of, or registration, declaration or filing with, any Government Authority that has not been obtained is required on the part of Borrower in connection with the execution and delivery of the Loan Documents or the compliance with the terms, provisions or conditions thereof, or, if so required, such consent, approval or authorization has been requested and/or obtained. Borrower is not in violation of or subject to any contingent liability on account of any statute, law, rule, ordinance, order, writ, injunction or decree.

         4.06 FINANCIAL STATEMENTS. Borrower's financial statements fairly present the financial position thereof as of such dates and the results of operations for the periods shown and have been prepared in accordance with GAAP.

         4.07 TRUE AND CORRECT INFORMATION. All financial and other information provided to Lender by or on behalf of Borrower in connection with Borrower's request for the Loan (exclusive of projections and valuations) are true and correct in all material respects and, as to projections or valuations, present a good faith opinion as to such projections and valuations.

         4.08 LOAN NOT FOR PURPOSE OF MARGIN STOCK. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, X and U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         4.09 LOAN NOT TO ACQUIRE A SECURITY. No proceeds of the Loan will be used to acquire any security in any transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

         4.10   LICENSES; INVESTIGATIONS; COMPLIANCE.

                (a) Licenses. Except as set forth in Exhibit D, Borrower has all requisite power and authority and now holds all necessary licenses, authorizations, approvals, permits, franchises, consents, privileges, waivers and certificates to own and operate the Facilities ("Licenses"). Each such License that is necessary to the operation of the Facilities is validly issued and in full force and effect, and the Licenses constitute in all material respects, all of the authorizations necessary for the operation of the Facilities, in the same manner as it is presently conducted. Borrower has fulfilled and performed all of its obligations with respect thereto, and complete and correct copies of all material Licenses have been delivered to Lender. No event has occurred that results in, or after notice or lapse of time or both would result in, suspension, surrender, failure to renew, revocation or termination of any material License.

                (b) Investigations. Except as set forth in Exhibit D, Borrower is not a party to and Borrower does not have any knowledge of any investigation, notice of violation, order or complaint issued by or before any court or regulatory body or of any other proceedings that could in any manner result in suspension, surrender, failure to renew, revocation or termination of any material License or otherwise threaten or adversely affect the validity or continued effectiveness of the Licenses of Borrower. Borrower has no reason to believe that any Licenses will not be renewed in the ordinary course. Borrower believes it has fully cooperated with every regulatory body having jurisdiction over any of the Licenses or the activities of Borrower with respect thereto, and Borrower has filed all material reports, applications, documents, instruments, and information required to be filed by it pursuant to applicable laws, rules and regulations. Borrower has no reason to believe that any Licenses to operate the Facilities that are listed in Exhibit D cannot be obtained on a timely basis.

                (c) Bonding. Borrower has posted all required bonds required under its Licenses and all Gaming Regulations.

                (d) No Other Laws and Regulations. The conduct of Borrower's business in connection with the Facilities is not subject to registration with, notification to, or regulation, licensing, franchising, consent or approval by any state or federal governmental authority or administrative agency, except general laws and regulations that are not related or applicable particularly or uniquely to the operation of the Facilities, which do not materially restrict or limit the operation of the Facilities, and with which Borrower is in substantial compliance.

                (e) Management Contract. Borrower has not entered into any management agreement relating to the Facilities with anyone that is not a party to this Agreement.

         4.11 NO DEFAULT. No event has occurred and is continuing that is a Default or an Event of Default.

         4.12 PARTICIPATION OF PARTNERS AND EMPLOYEES. Except as set forth in Exhibit D hereto, no partner, employee or agent of, or consultant to, Borrower is prohibited by law, by regulation, by contract, or by the terms of any license, franchise, permit, certificate, approval or consent from participating in the business of Borrower as a partner, employee or agent of or consultant to, or is the subject of any pending or, to the knowledge of Borrower, threatened proceeding that, if determined adversely, would or could result in such a prohibition.

         4.13 STATUS OF BORROWER. Borrower is not insolvent (as such term is defined in Section 101(32) of the Bankruptcy Code of 1978, as amended) and will not be rendered insolvent (as such term is defined in

Section 101(32) of the Bankruptcy Code of 1978, as amended) by execution of this Agreement, the Notes, or any other Loan Document or consummation of the transactions contemplated thereby.

         4.14 AGREEMENTS. Except as set forth in Exhibit D hereto, Borrower is not party to any agreement or instrument or subject to any charter or ordinance that could have a Material Adverse Effect. Except as set forth in Exhibit D hereto, Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

         4.15 CITY AGREEMENTS. Except as set forth in Exhibit D hereto, the Use Agreement and the Valet Parking Agreement are in full force and effect and no party thereto has breached or violated such agreements. All deposits required to be made pursuant to each agreements have been made.

         4.16 ERISA. Each employee benefit plan ("Plan") covered by Title IV of the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder ("ERISA") maintained, established, sponsored or contributed to by Borrower or any member of a group that is under common control with Borrower ("Borrower's ERISA Affiliates"):

                (a) complies in all material respects with ERISA and the Internal Revenue Code of 1986 (the "Code") including, without limitation, all applicable funding standards of Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code;

                (b) is solvent; and

                (c) is not subject to any termination proceeding.

Neither Borrower nor any of its ERISA Affiliates has any liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or any other person with respect to any such Plan; and neither Borrower nor any of its ERISA Affiliates contributes to or has contributed to any multi-employer plan (as defined in Section 4001(a)(3) of ERISA) that is a defined benefit plan.

         4.17 NO LIEN ON COLLATERAL. Except for the Permitted Encumbrances, on and after date hereof, no Lien does or will exist on any portion of the Collateral.

         4.18 ENVIRONMENTAL REPORTS. All necessary environmental studies, assessments, impact statements, or other undertakings as required by any Government Authority for the operation and improvement of the Facilities have been duly filed and approved.

         4.19   ACCESS. The Facilities have sufficient public access.

         4.20 HAZARDOUS SUBSTANCES REPRESENTATIONS OF BORROWER. Except as may have been disclosed to Lender as of the date hereof:

                (a) the Facilities have never been used by Borrower, or, to the best of Borrower's knowledge, by any previous owners or occupants or current occupants other than Borrower, to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Substances, other than as permitted by and in compliance with all Environmental Laws;

                (b) no such Hazardous Substances exist on the Facilities except as permitted by and in compliance with all Environmental Laws;

                (c) no portion of the Facilities will be or has been constructed with asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance that has been determined to be a hazard to health and/or the environment to the extent that the Environmental Laws would require investigation and cleanup, or such chemical or substance has been removed;

                (d) there are no nor have there been electrical transformers or other equipment that have dielectric fluid-containing polychlorinated biphenyls (PCBs) located in, on or under the Facilities, except as permitted by law and in compliance with all Environmental Laws;

                (e) the Facilities do not now contain any underground storage tanks and any prior underground storage tanks have been removed in accordance with Environmental Laws; and

                (f) Borrower has not received nor does it have any knowledge of any summons, citation, directive, letter or other communication, written or oral, from any local, state or federal government agency concerning: (i) the existence of Hazardous Substances on the Facilities or in the immediate vicinity; or (ii) the releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Substances onto the Facilities or into waters or other lands.

         4.21 INTELLECTUAL PROPERTY. Except as set forth in Exhibit D hereto, Borrower possesses adequate licenses (including, without limitation, licenses related to computer programs), permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as is contemplated hereunder.

         4.22 MAINTENANCE OF PROPERTY. The Facilities are in good working order and condition, reasonable wear and tear excepted.

         4.23 ACCURACY OF LOAN DOCUMENT REPRESENTATIONS; COMPLIANCE. All representations and warranties of Borrower contained in all Loan Documents are true and correct, and Lender may rely upon and have the same rights and remedies as though such representations and warranties were set forth at length herein. The written statements made by or on behalf of the Borrower to the Lender in connection with this Agreement do not contain any untrue statement of a material fact or omit a material fact necessary in order to make statements made not misleading in light of all the circumstances existing at the date such statements were made. Except as disclosed in Exhibit D hereto, there is no fact known to the Borrower (other than matters of a general economic nature or matters generally applicable to businesses of the types engaged in by the Borrower) which presently constitutes a Material Adverse Effect or which might foreseeably give rise to a Material Adverse Effect. Borrower shall duly observe and perform all its obligations under all Loan Documents.

         4.24 OWNERSHIP OF FACILITIES. The Borrower is the sole legal owner of the Facilities (other than the Facilities subject to the Use Agreement and the Valet Parking Agreement), as well as the sole legal and beneficial owner of the revenues generated by the Facilities.

         4.25 EMPLOYEE MATTERS. There is no strike or work stoppage in existence or, to the Borrower's knowledge, threatened involving the Borrower that would constitute a Material Adverse Effect.

                        SECTION 5. CONDITIONS PRECEDENT

         This Agreement shall become effective upon its execution and delivery by the parties hereto and when Lender shall have received each of the following items in form and substance satisfactory to Lender (or Lender shall have waived such receipt by executing this Agreement):

                (a) the Loan Documents each duly executed and approved by the appropriate parties, all such documents being in full force and effect with no default thereunder;

                (b) certificate to Lender signed by a Responsible Officer of Borrower relating to the incumbency and genuine signatures of the person or persons authorized to execute and deliver the Loan Documents and any other certificates or documents to be delivered by Borrower in connection therewith;

                (c) copies of the following, certified as to authenticity by the
         Borrower:

                    (i) all Licenses for the Facilities;

                    (ii) to the extent not identified above in this Section,
                copies of all other agreements or contracts of Borrower that do or could reasonably be expected to materially affect the conduct of gaming activities of Borrower or the development, financing, design, construction, installation, equipping or operation of the Facilities, including any off-site improvement or development contracts, any consulting, management, joint venture, partnership, purchase, financing, mortgage, loan or equipment transportation agreements, any lease, franchise, licensing or easement contracts and any contracts with Equipment vendors; and

                    (iii) to the extent not identified above in this Section,
                copies of all resolutions, ordinances or other written actions of Borrower relating to the Loan or the Loan Documents:

                (d) certificate of the Borrower stating that after giving effect to the Loan, the representations and warranties contained in the Loan Documents are true and accurate and that no Default or Event of Default exists as of the date hereof under the Loan Documents;

                (e) a certificate relating to hazardous waste with respect to the Facilities;

                (f) chattel Lien searches covering the names of the Borrower reflecting no Liens or encumbrances on the Collateral, other than Permitted Encumbrances;

                (g) an opinion of legal counsel for the Borrower as to the due and valid existence of Borrower; as to the valid and binding nature of and enforceability with respect to Borrower of all Loan Documents; as to the absence of defaults and conflicts by Borrower; as to the absence of any litigation that could adversely affect the Loan; as to the proper place for filing of and the proper debtor's name to appear on financing statements in regard to the Borrower's assets under the Uniform Commercial Code; and as to such other matters incident to the transaction herein contemplated as is customary or as Lender may reasonably require;

                (h) an opinion of legal counsel to Guarantors in form and substance satisfactory to Lender;

                (i) a collection bank agreement between Princesa, Lender and a collection bank in form and substance satisfactory to Lender in its sole discretion;

                (j) to the extent not previously paid, payment of the Lender's commitment fees for the Loans to the Lender in good funds;

                (k) a Lender's loss payable endorsement to the Borrower's insurance in form acceptable to the Lender in its sole discretion;

                (l) evidence of the insurance coverage required by Section 6.02;

                (m) a Deposit Agreement between the Lender, the Borrower and the Lender as Depository, providing for the deposit of all Pledged Revenues, the senior pledge of the Pledged Revenues to the Lender, and the disbursement of Pledged Revenues pursuant to the Loan Documents in form and substance satisfactory to the Lender;

                (n) evidence satisfactory to Lender that (i) the Vessel has been completed in accordance with its plans and specifications, (ii) an official number has been assigned to the Vessel, (iii) an abstract of title has been delivered showing Princesa as the owner of the Vessel and no ship mortgages to exist except those to be paid from the proceeds of the Loan; (iv) the Mortgage has been determined for recording, and (v) the U.S. Coast Guard has issued a Certificate of Documentation permitting the Vessel to be operated in the coastal registry; and

                (o) such other documents, instruments, approvals or opinions as Lender may reasonably request.

                              SECTION 6. COVENANTS

         Borrower covenants and agrees that from the date hereof (or such other date specified in this Section 6) until payment in full of the principal of and interest on the Loan, unless Lender shall otherwise consent in writing, Borrower shall:

         6.01 EXISTENCE, PROPERTIES, ETC. Do and cause to be done all things necessary to preserve and keep in full force and effect its existence, and conduct and operate its business with respect to the Facilities as contemplated in the Loan Documents. 6.02 INSURANCE. Maintain liability, casualty and other insurance with respect to the Facilities (subject to customary deductibles and retention) with responsible insurance companies approved by the Lender in such amounts and against such risks as are approved by the Lender and are carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Borrower operates and, in any event, (a) workers' compensation insurance to the extent required to comply with all applicable state, territorial and United States laws and regulations, and with a longshoreman's and harbor worker's endorsement, (b) comprehensive general liability insurance with minimum limits of $5,000,000, (c) umbrella liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $5,000,000, (d) property insurance protecting the Facilities for possible damage by fire, lightening, wind-storm other damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane and such other risks and hazards as are from time to time covered by an "all risk" policy or a property policy covering "special" causes of loss. Such insurance shall provide coverage of not less than 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements with a deductible no greater than $500,000 (other than earthquake or flood insurance, for which the deductible may be up to 5% of the replacement value), (e) hull and machinery insurance on a named perils basis, covering the Vessel and contents against all such usual marine risks as are provided in the American Institute Hull Clauses as most recently amended; (f) with respect to the Vessel, protection and indemnity insurance as per Form SP23, covering liability to customers, crew, and third parties, including fixed or floating object coverage and "dram shop" or liquor liability coverage, with a combined single limit of not less than $15,000,000; (g) with respect to the Vessel, war risk hull and machinery insurance in an amount not less than the full replacement cost of the Vessel; and (h) all risk business interruption insurance, including extra expense and extended indemnity, and increased cost of operation insurance for full recovery of any actual loss in net income sustained for a period of one year.

         6.03 COLLECTION OF PROCEEDS. Cooperate with Lender in obtaining the benefits of any insurance, bonds or other proceeds lawfully or equitably payable to it in connection with the transaction contemplated hereby and the collection of any debt or obligation of Borrower to Lender incurred hereunder.

         6.04 PAYMENTS OF DEBT, TAXES, ETC. (a) Promptly pay all of its Debt and perform all other obligations with respect to the Facilities, including but not limited to promptly and timely performing all covenants, agreements and promises under the Notes and the other Loan Documents; (b) promptly pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon any of such properties; and
(c) pay from the proceeds of the Loan all accounts payable of Borrower more than 60 days old and not allow any undisputed accounts payable of Borrower to thereafter become more than 60 days old; provided, however, that Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy, accounts payable or claim so long as (i) the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, claim or levy to the extent required by its auditors to comply with GAAP, and (ii) the non-payment or non-discharge of such tax, assessment, charge, levy or claim can not result in a Lien (other than a Permitted Encumbrance) being imposed against all or any portion of the Facilities or any Pledged Revenues.

         6.05 RESTRICTIONS ON TRANSFER. Not effect or permit a Transfer (except a Transfer that creates a Permitted Encumbrance) without the prior written consent of Lender; provided that, without Lender's consent, (a) Borrower may sell or otherwise dispose of personal property constituting part of the Facilities if and to the extent that (i) such property is promptly replaced with reasonably equivalent property of equal or greater value that is free of any Liens or encumbrances other than Permitted Encumbrances, or (ii) such property is no longer needed or useful in connection with the operation of the Facilities. Upon Borrower's request, Lender shall execute and deliver such instruments as may be reasonably necessary to evidence the release of any property sold or otherwise disposed of by Borrower as permitted by this Section.

         6.06 FINANCIAL STATEMENTS AND REPORTS. Furnish Lender with current financial information regarding Borrower as Lender or its participants may reasonably require pursuant to federal and/or state laws. During the term of the Loan, Borrower shall provide to Lender:

                (a) Annual Audit of Borrower. Within one hundred and twenty days of the end of each fiscal year copies of audited financial statements including detailed audit reports and management letters prepared by an Accountant in connection with each annual audit of the Borrower prepared in conformity with GAAP and other applicable laws and regulations.

                (b) Quarterly Operating Statements. Commencing with first fiscal quarter ending after the date hereof, Borrower shall deliver to Lender, when available, but no later than thirty days after the end of each fiscal quarter of the Borrower, quarterly operating statements prepared by management of the Gaming Enterprise Borrower that are in form reasonably satisfactory to Lender.

                (c) Monthly Statements. Commencing with the first month ending after the date hereof, Borrower shall deliver to Lender, when available, but no later than fifteen days after the end of the relevant month, a balance sheet of the Gaming Enterprise Borrower as of the end of such month, an income statement of the Gaming Enterprise Borrower for the relevant month, accounts payable aging of the Gaming Enterprise Borrower as of the last day of the relevant month, a monthly reconciliation of cash for the Gaming Enterprise Borrower for the relevant month, and a monthly account statement for all bank accounts of the Gaming Enterprise Borrower.

                (d) Compliance Certificate. Concurrently with the annual audits, quarterly operating statements and monthly statements delivered pursuant to subsections (a), (b) and (c) above, Borrower shall provide Lender a certificate of the chief financial officer of Borrower in substantially the form attached hereto as Exhibit E stating whether or not he or she has actual knowledge after due inquiry of the occurrence of any Event of Default under any of the Loan Documents or any event that with the giving of the notice or the passage of time would constitute an Event of Default under any the Loan Documents, other than Events of Default previously reported and remedied and, if so, stating in reasonable detail the facts with respect to such Event of Default.

                (e) Security Audits. At the written request of Lender, Borrower shall deliver to Lender within thirty days of completion and receipt by Borrower of copies of all security audits, if any, of all or any portion of the Facilities that were prepared by a Government Authority and in the possession or control of Borrower.

                (f) Reports to Others. Borrower shall deliver to Lender within thirty days following Lender's written request therefor, copies of all reports required by law and applicable regulations submitted to or received from any federal or state gaming authorities (exclusive of employee background checks or other information the confidentiality of which must be maintained under applicable federal or state law or regulation).

                (g) Other Information. With reasonable promptness, from time to time, such other information regarding the operations, business, affairs and financial condition of Borrower as Lender may reasonably request, and subject to Borrower's reasonable confidentiality requirements.

         If Borrower fails to furnish any such statements within thirty days after the time period provided above, Lender may, after providing Borrower notice, cause an audit to be made of the respective books and records at the sole cost and expense of Borrower. At its sole cost and expense except that such cost and expense shall be paid by Borrower if an Event of Default has occurred and is continuing, Lender also shall have the right, at reasonable times and upon reasonable notice, to examine all books, accounts and records relating to the operation of the Facilities at Borrower's place of safekeeping.

         6.07   HAZARDOUS SUBSTANCES.

                (a) Comply and shall require all occupants of the Facilities to comply with all applicable federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Substances;

                (b) remove any Hazardous Substances existing in or on the Facilities in violation of any applicable Environmental Law immediately upon discovery of same, in accordance with applicable laws, ordinances and orders of government authorities having jurisdiction thereof;

                (c) pay or cause to be paid all costs associated with such removal and which are required under applicable law;

                (d) indemnify Lender from and against all losses, claims and costs arising out of the migration of Hazardous Substances from or through the Facilities onto or under other properties;

                (e) keep the Facilities free of any Lien imposed pursuant to any applicable state or federal law, rule, regulation or order in connection with the existence of Hazardous Substances on the Facilities;

                (f) not install or permit to be installed or to exist in or on the Facilities any asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance that has been determined to be a hazard to health and environment, except as permitted by and in compliance with all applicable Environmental Laws;

                (g) not cause or permit to exist any release of any Hazardous Substances onto the Facilities or into waters or other lands; and

                (h) give all notifications and prepare all reports required by applicable Environmental Laws or any other applicable law with respect to Hazardous Substances existing on, released from or emitted from the Facilities.

         6.08 NOTICE OF LITIGATION. Give prompt written notice to Lender of the commencement of any action, suit or proceeding before any court or any governmental department, board, agency or other instrumentality directly affecting Borrower or any property of Borrower or to which Borrower is a party in which an adverse determination or result could constitute a Material Adverse Effect, stating in reasonable detail the nature and status of such action, suit or proceeding.

         6.09 CHANGE IN NATURE OF BUSINESS. Not make any material change in the nature of the business of Borrower conducted at the Facilities as carried on at the date hereof or as contemplated at the date hereof except as previously disclosed to Lender.

         6.10 NO DEFAULTS. Not permit any breach, default or event of default to occur with respect to Borrower under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other material contractual obligation binding upon Borrower that is not cured within the applicable cure provisions thereof.

         6.11 FURTHER ASSURANCES. From time to time at its expense execute and deliver or endorse any and all instruments, documents, conveyances, assignments and other agreements and writings, make any records, file any notices, and obtain any consents, all as may be necessary or appropriate in connection herewith, which Lender may reasonably request, to cure any defects in the creation, execution and delivery of this Agreement or protect, perfect or enforce the Loan Documents or the rights of Lender under this Agreement (but any failure in request to assure that Borrower executes, delivers, or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on any other occasion).

         6.12 ERISA. Comply in all material respects with the ERISA if applicable.

         6.13 NOTICE OF EVENTS OF DEFAULT. Furnish to Lender as soon as possible and in any event within five Business Days after any partner, employee or agent of Borrower has obtained knowledge of the occurrence of an Event of Default that is continuing on the date of such statement, a statement signed by Borrower setting forth details of such Event of Default or event and the action Borrower has taken, is taking or proposes to take to correct the same.

         6.14 LICENSES. Obtain and hold all necessary Licenses with respect to the operations of the Facilities.

         6.15 CONDUCT OF BUSINESS. Preserve all of the rights, privileges, and franchises necessary in the normal conduct of the business of the Facilities; operate the Facilities in a businesslike manner; not assign this Agreement or any interest herein or all or any part of any Loan to be made hereunder without the prior written consent of Lender, except as may be otherwise permitted herein.

         6.16 APPLICATION OF LOAN PROCEEDS. Use the proceeds of the Loan solely for the purposes provided for in Section 2.08 hereof.

         6.17 MATERIAL EFFECT. Promptly transmit to Lender, upon receipt thereof, any communication that could affect Lender's security for the Loan and promptly respond fully to any inquiry of Lender made with respect thereto.

         6.18 INSPECTIONS/BOOKS AND RECORDS. At all times keep proper books of record and accounts for the Facilities, and, upon 24 hours written request of Lender, provide any duly authorized representative of Lender access during normal business hours to, and permit such representative to reasonably examine, copy or make extracts from, any and all books, records and documents in Borrower's possession or control relating to the Facilities or any of the representations or covenants of Borrower hereunder or in the Loan Documents (such access to be given immediately upon request in the case of any emergency or a material change in financial or other condition of Borrower). Lender and its representatives shall have the right at all reasonable times upon 24 hours written notice to inspect, examine and copy all books and records of Borrower.

         6.19 COMPLIANCE WITH NON-GAMING GOVERNMENTAL REQUIREMENTS AND LAWS. In addition to laws and regulations described herein relating to compliance with gaming-related laws and regulations, at all times:

                (a) comply promptly with all other permits, laws, statutes, ordinances, orders, rules, codes, regulations, licenses, authorizations and requirements of all Government Authorities applicable to the Facilities (or its operation), including without limitation, appropriate supervising boards of fire underwriters and similar agencies and the requirements of any insurer issuing coverage on the Facilities, except for such matters that are being contested diligently and in good faith by proper proceedings and where security satisfactory to Lender has been provided to ensure the continued operation of the Facilities during the pendency of such contest;

                (b) obtain or cause to be obtained as promptly as possible any License and make any filing or registration therewith which at the time shall be required with respect to the performance of its obligations under this Agreement or the other Loan Documents or for the operation of its business as presently conducted or as contemplated by it; and promptly provide written notice to Lender of the receipt of any notice of any investigation or charge of violation thereof from any Government Authority or of any administrative or adjudicative proceedings that could in any manner result in the termination of any License or could reasonably be expected to adversely effect the Loan, the Facilities, the Pledged Accounts, or the Pledged Revenues, and in such event provide Lender with such additional reports and information Lender may reasonably require.

         6.20 REGULATION T, U AND X. Not use the proceeds from the Loan in violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II or to: (i) purchase any security within the meaning of the Securities Exchange Act of 1934, as amended, or (ii) refinance any borrowing, the proceeds of which were used to purchase any such security.

         6.21 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS. Not to dissolve, merge with or into or consolidate with any other Person, or to sell, transfer or convey all or substantially all of its interest in the Facilities, the Pledged Accounts or the Pledged Revenues.

         6.22 MANAGEMENT AGREEMENT. Not enter into any management agreement unless the manager subordinates payment of its management fees to payment on this Loan and the Notes.

         6.23 LOANS OR FUNDINGS. Not make any loan of Pledged Revenues or advance to, or otherwise extend any credit funded by Pledged Revenues to, Borrower's officers, Affiliates, or any member of Borrower.

         6.24 GUARANTIES. Not as to the Gaming Enterprise Borrower assume, guarantee, endorse or otherwise become liable upon the obligation of any person, firm or corporation except for Permitted Encumbrances or pursuant to Section
6.29 below or by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         6.25 MAINTENANCE OF PROPERTIES, ETC. Maintain, repair and preserve the Facilities in good working order and condition, ordinary wear and tear excepted, and from time to time make or cause to be made all necessary and proper replacements, repairs, renewals and improvements so that the efficiency and value of the Facilities will not be materially impaired; and in particular within 90 days from the date hereof complete the remodeling of the bathrooms and install new carpeting and reupholstered furniture on the Vessel.

         6.26 GAMING COMPLIANCE/TERMINATION. At all times comply with all terms and conditions of the Gaming Regulations, the violation of which would materially impair the conduct of gaming presently permitted or purported to be authorized at the Facilities or that would materially reduce EBITDA otherwise available from the Facilities. Promptly after learning thereof, Borrower shall notify Lender in writing of any termination, revocation, suspension or limitation or proposed or threatened termination, revocation, suspension or limitation by any Government Authority of the authority of Borrower to operate gaming in any portion of the Facilities.

         6.27 CHANGES IN JURISDICTION. Not change the state of organization of any Borrower without providing Lender with 60 days advance notice of such change.

         6.28 LIENS. Not incur, or permit the incurrence of, any Liens (including, any mechanics', laborers' and materialmen's Liens) on all or any portion of the Collateral other than Permitted Encumbrances and other than as otherwise expressly may be permitted hereunder or in any other Loan Document.

         6.29 ADDITIONAL DEBT. Not incur, nor permit the incurrence of, any additional Debt of the Gaming Enterprise Borrower except:

                (a) with the written consent of Lender; or

                (b) so long as no uncured Default exists, unsecured Debt due in less than six months provided that the aggregate of all such Debt at any time does not exceed the greater of $50,000 or 2% of the Gaming Enterprise Borrower's Tangible Net Worth; or

                (c) so long as no uncured Default exists, unsecured Debt in an amount which will not cause the ratio of the Gaming Enterprise Borrower's EBITDA to Debt Service for any fiscal year of the Gaming Enterprise Borrower to fall below 1.35 to 1 based on the Gaming Enterprise

         Borrower's EBITDA for the 12 calendar months immediately preceding the incurrence of such Debt and the maximum Debt Service on all Debt of the Gaming Enterprise Borrower including the additional Debt for the current fiscal year of the Gaming Enterprise Borrower and all future fiscal years of the Gaming Enterprise Borrower; or

                (d) any unsecured Debt the proceeds of which are used solely to refund existing outstanding Debt of a maturity in excess of one year and which has a lower annual Debt Service than the Debt refinanced.

         6.30 OTHER RESTRICTIONS. Not install on the Facilities any materials, equipment, fixtures or other items of personal property which are subject to a security agreement or other arrangements under which the seller reserves the right to remove or to repossess such items or to consider them personal property after their incorporation in the Facilities unless the same shall constitute a Permitted Encumbrance.

         6.31 NON-IMPAIRMENT. Not take any action that shall impair the contractual rights of any third party under any of the Loan Documents. Upon execution of any Loan Document, the Loan Documents shall become valid and binding obligations of Borrower, enforceable in accordance with their terms for purposes of the laws of all applicable jurisdictions.

         6.32 MINIMUM DEBT SERVICE COVERAGE RATIO. Not permit the Debt Service Coverage Ratio of the Gaming Enterprise Borrower to be less than 1.35 as of the last day of each fiscal quarter commencing with the quarter ending December 31, 2003.

         6.33 MINIMUM TANGIBLE NET WORTH. Not permit the Tangible Net Worth of the Gaming Enterprise Borrower at the end of any fiscal year of the Gaming Enterprise Borrower commencing with Borrower's fiscal year ending in calendar 2003 to be less than the sum of $2,850,000 plus an amount equal to at least 10% of the Gaming Enterprise Borrower's Net Income for each prior fiscal year (commencing with the Gaming Enterprise Borrower's fiscal year ending in calendar
2003) ending on or before such fiscal year end.

         6.34 MINIMUM FIXED CHARGE COVERAGE RATIO. Not permit the Gaming Enterprise Borrower's Fixed Charge Coverage Ratio to be less than 3 to 1 as of the last day of each fiscal quarter of the Gaming Enterprise Borrower commencing with the fiscal quarter of the Gaming Enterprise Borrower ending June 30, 2004.

         6.35 MAXIMUM LEVERAGE RATIO. Not permit the ratio, as of the last day of each fiscal quarter of the Gaming Enterprise Borrower commencing with the first fiscal quarter of the Gaming Enterprise Borrower ending after the date hereof, of (i) Debt of the Gaming Enterprise Borrower to (ii) EBTIDA of the Gaming Enterprise Borrower for the Gaming Enterprise Borrower's last four fiscal quarters then ended to exceed the levels set forth below for the periods set forth below.

                                 Period                                            Total Debt to EBITDA Ratio
         --------------------------------------------------------                  --------------------------
         First four fiscal quarters ending after date hereof                                 5.2 to 1
         First four fiscal quarters thereafter                                               4.7 to 1
         Remaining fiscal quarters through final maturity of Loan                            4.3 to 1

         6.36 INDEPENDENT CONSULTANT. Employ an independent consultant to make recommendations to Borrower in regard to Borrower's method of operation should the Gaming Enterprise Borrower fail to meet the minimum debt service coverage ratio provided for in Section 6.32 and provide the Lender with a copy of all reports of such consultant.

         6.37 DEPOSIT OF PLEDGED REVENUES. Transfer the Pledged Revenues less Current Cash Requirements to the Depository (as defined in the Deposit Agreement) at the time and in the manner required in Section 3 hereof and the Deposit Agreement.

As to the Use Agreement and the Valet Parking Agreement:

                (a) Not assign, sell, pledge, mortgage or otherwise transfer or encumber the interest of Borrower in the Use Agreement or the Valet Parking Agreement; provided that on the occurrence of an Event of Default Cruises and Valet shall assign their interests thereunder to Lender by executing the Security Assignment of Use Agreement and Valet Parking Concession Agreement in substantially the form provided by Lender prior to the date hereof and use their best efforts to secure the acknowledgement and consent of the City of Miami and Bayfront Park Management Trust to such Assignment; and

                (b) Not (i) cause or permit the Use Agreement or the Valet Parking Agreement to be modified or amended (except for extensions in the term as provided for therein), (ii) waive any of its rights under the Use Agreement or the Valet Parking Agreement, (iii) cause or permit the termination of the Use Agreement or the Valet Parking Agreement or
         (iv) default or commit an act or omit an act which with notice or the passage of time would constitute a default under or allow the other parties to terminate the Use Agreement or the Valet Parking Agreement.

                         SECTION 7. EVENTS OF DEFAULT.

         7.01 EVENT OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default (hereinafter called Events of Default):

                (a) failure to pay principal or interest, when due and payable pursuant to the terms of the Loan Documents;

                (b) any material representation or warranty made herein or in any of the Loan Documents or any written report, certificate, financial statement or other instrument heretofore or at any time hereafter furnished by or on behalf of Borrower to Lender shall prove to have been false or misleading in any material respect when made;

                (c) default by Borrower under Sections 6.19, 6.26 or 6.28;

                (d) any payments with respect to other Debt become accelerated because of a default or other nonperformance with respect thereto;

                (e) Borrower shall (i) fail to pay any amounts other than principal and interest when due, or (ii) fail to duly and punctually perform or observe any of the covenants or agreements contained in any of the Loan Documents (and not otherwise expressly addressed in this Section), and such failure to perform continues for a period of thirty days after written notice thereof given by Lender to Borrower;

                (f) the occurrence of a non-permitted Transfer as defined in clauses (ii) and (iii) of the definition of Transfer;

                (g) any member of Borrower or any Guarantor shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian trustee or liquidator of itself or of all or a substantial part of its property; (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (v) be adjudicated insolvent or be the subject of an order for relief under any chapter of the Bankruptcy Code (11 U.S.C. Section 101, et seq.);
         (vi) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or (vii) acquiesce to, or fail to controvert in a timely manner, any petition filed against it in an involuntary case under such bankruptcy laws;

                (h) a case or other proceeding shall be commenced, without the application or consent of any member of Borrower or any Guarantor, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of any member of Borrower or any Guarantor, the appointment of a trustee, receiver, custodian, liquidator or the like of any member of Borrower or any Guarantor or of all or any substantial part of its assets, or any similar action with respect to any member of Borrower or any Guarantor under the federal bankruptcy laws (as now or hereafter in effect) or any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of ninety days, or an order for relief against any member of Borrower or any Guarantor shall be entered in an involuntary case under such bankruptcy laws;

                (i) any member of Borrower or any Guarantor shall be dissolved, liquidated or wound up or shall fail to maintain its respective existence as a going concern in good standing or die;

                (j) a garnishment summons or writ of attachment is issued against or served upon Lender for the attachment of any property of any member of Borrower or any Guarantor in Lender's possession or any debt owing to any member of Borrower or any Guarantor which, in the opinion of Lender, gives rise to a Material Adverse Effect, unless appropriate papers are filed by such Person contesting the same within ninety days after the date of such service (and after notice of such service being given to such Person); or a levy is made under any process on the Facilities and such levy shall not be immediately bonded over and shall continue unstayed for seventy five days or more;

                (k) any judgment shall be entered against any member of Borrower or any Guarantor that, in the opinion of Lender, gives rise to a Material Adverse Effect, and which judgment shall not be vacated, set aside or stayed within sixty days from the entry thereof;

                (l) any Lien for labor, material, taxes or otherwise is filed against the Facilities and such Lien shall not be released or bonded over to Lender's satisfaction within sixty days after the filing thereof;

                (m) any judgment, writ or warrant of attachment or other similar process is docketed, entered or filed against the Facilities, and such order, judgment, writ of execution or similar process shall not be vacated, set aside or stayed within sixty days from the entry thereof;

                (n) any Borrower or any Guarantor shall fail to provide Lender with financial information required to be provided under the Loan Documents on or before the date required or, if only required to be provided on request of Lender, within thirty days after it is requested by Lender; or

                (o) Borrower shall violate any term or provision of the Gaming Regulations relating to the Facilities, which violation materially impairs the continued operation of the Facilities in substantially the manner in which the Facilities were operated prior to such violation; or there shall be any material amendment to the Gaming Regulations that materially impairs the continued operation of the Facilities; or there shall be any termination, revocation, suspension or limitation by any Government Authority of the right of Borrower to lawfully operate any portion of the Facilities; or, Borrower, for any reason, terminates gaming activities at the Facilities.

         7.02 REMEDIES. Upon the occurrence of an Event of Default, or at any time thereafter until such Event of Default is cured to the written satisfaction of Lender (or in the absolute discretion of Lender, waived by Lender), Lender may exercise one or more of the following rights and remedies:

                (a) declare all of the principal of and interest on the Loan to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand;

                (b) exercise or enforce any and all other rights or remedies available by law or agreement against Borrower, or against any other person or property; and

                (c) exercise or enforce any and all other rights or remedies available under any of the Loan Documents.

                            SECTION 8. MISCELLANEOUS

         8.01 NO WAIVER; REMEDIES CUMULATIVE. No failure on the part of Lender to exercise and no delay in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity or by statute.

         8.02 NOTICES. Notices permitted or required to be given hereunder shall be deemed sufficient if given by (i) registered or certified mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties or at such other addresses as the respective parties may designate by like notice from time to time, or (ii) telephonic facsimile transmission. Notices so given shall be effective upon the earlier of (a) receipt by the party to which notice is given, or (b) on the fifth Business Day following the date such notice was posted.

         Notice to Lender shall be addressed to:

                       First National Bank
                       20900 S. Western Avenue
                       Olympia Fields, Illinois 60461
                       Attn: Brent Frank
                       Phone: (708) 503-7990
                       Fax: (708) 481-5388

         With copy to:

                       Larry D. Blust
                       Barnes & Thornburg
                       One North Wacker Drive
                       Suite 4400
                       Chicago, Illinois 60606
                       Phone: (312) 214-8320
                       Fax::  (312) 759-5646

         Notices to Borrower shall be addressed to:

                       Concorde Gaming Corporation
                       3290 Lien Street
                       Rapid City, South Dakota 57702
                       Phone:
                       Fax:

         With copy to:

                       Warren L. Troupe
                       Morrison & Foerster LLP
                       5200 Republic Plaza
                       370 Seventeenth Street
                       Denver, Colorado 80202
                       Phone:  (303) 592-2255
                       Fax:  (303) 592-1510

         8.03 FEES/TAXES/ATTORNEYS FEES. In addition to any other payments provided for in the Loan Documents, Borrower shall reimburse Lender, upon demand, for all reasonable costs and expenses actually incurred, including without limitation reasonable attorney's fees paid or incurred by Lender in connection with:

                (a) the preparation, negotiation or review of the Loan Documents, the review and analysis of materials requested from Borrower by Lender, the rendering of any opinions reasonably required by Lender, and any other services deemed reasonably necessary by Lender in connection with the execution and delivery of the Loan Documents or in connection with the Loan;

                (b) the review, negotiation or preparation of any extensions, amendments or modifications to any of the Loan Documents requested by Borrower or, if an Event of Default has occurred and is continuing, requested by Lender, and any other services deemed reasonably necessary by Lender in connection therewith; and

                (c) the enforcement by Lender during the term hereof or thereafter of the rights or remedies of Lender hereunder or under any Loan Documents, instruments or agreements related thereto, including without limitation costs and expenses of collection in the Event of Default, whether or not suit is filed with respect thereto and whether such costs are paid or incurred, or to be paid or incurred, prior to or after entry of judgment.

         Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter reasonably determined by Lender to be payable in connection with the Loan Documents, or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and Borrower agrees to hold Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, unless such omission or delay is due to gross negligence or willful misconduct on the part of Lender. All such expenses, taxes or reasonable attorney's fees shall be payable to Lender on demand. The obligations of Borrower under this Section shall survive the repayment of the Notes and the Loan.

         8.04   INDEMNIFICATION.

                (a) To the extent permitted by applicable law, Borrower agrees to indemnify and hold harmless Lender, its officers, agents (including outside legal counsel) and employees ("Indemnified Parties"), against any and all losses, claims, damages or liability to which Indemnified Parties may become subject under any law in connection with the carrying out of the transactions contemplated by this Agreement or any other Loan Document, or the conduct of any activity on the Facilities or any accident, injury, death or damage to any person or property occurring in, on or about the Facilities or any street, drive, sidewalk, curb or passageway adjacent thereto (other than as a result of an act of commission or omission, including negligence or willful misconduct, of any such party), and to reimburse the Indemnified Parties, for any out-of-pocket legal and other expenses (including reasonable attorneys' fees, whether incurred at trial, on appeal, in bankruptcy proceedings, or otherwise) incurred by Indemnified Parties, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions relating thereto, except to the extent any such loss, claim, damage or liability is caused by, related to or connected with the negligence or willful misconduct or breach of any Loan Documents by Indemnified Parties. Indemnified Parties agree, at the request and reasonable expense of Borrower, to cooperate in the making of any investigation in defense of any such claim and promptly to assert any or all of the rights and privileges and defenses that may be available to Indemnified Parties. Borrower further agrees to hold harmless Indemnified Parties from and against all losses, damages, penalties, liabilities, or expenses (including reasonable legal fees, whether incurred at trial, on appeal, in bankruptcy proceedings, or otherwise) due to or arising out of any misrepresentation or omission in information furnished to Lender by Borrower or out of a breach of any covenant, representation or undertaking of Borrower contained in this Agreement or any other Loan Document. The provisions of this Section shall survive the payment of the Notes and the Loan.

                (b) To the extent permitted by applicable law, without limiting the generality of the foregoing, Borrower shall bear all loss, expense (including reasonable attorneys' fees, whether incurred at trial, on appeal, in bankruptcy proceedings, or otherwise) and damage in connection with, and agrees to indemnify and hold harmless Indemnified Parties from all claims, demands and judgments made or recovered against Indemnified Parties by third parties because of bodily injuries, including death at any time resulting from any of the foregoing, and/or because of damages to property of Indemnified Parties (including loss of use) from any cause whatsoever, arising out of, or in connection with the Facilities, if due to any act or omission or commission, including negligence, of Borrower or any lessee of the Facilities or any part thereof, or any of their respective agents, contractors, subcontractors, servants, directors, officers, employees, licensees or invitees, except to the extent any such loss, claim, damage or liability is caused by, related to or connected with the negligence or willful misconduct or breach of any Loan Documents by Indemnified Parties. Borrower's liability hereunder shall not be limited to the extent of insurance or subject to any exclusions from coverage in any insurance policy. The obligations of Borrower under this Section shall survive the repayment of the Notes and the Loan.

                (c) To the extent permitted by applicable law, Borrower hereby agrees to defend, indemnify and hold harmless Indemnified Parties from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination, whether incurred at trial, on appeal, in bankruptcy proceedings, or otherwise) incurred by the Indemnified Parties as a result of or in connection with the presence or removal of Hazardous Substances or as a result of or in connection with activities covered under Section 6.07. Borrower shall bear, pay and discharge, as and when the same become due and payable any and all such judgments or claims for damages, penalties or otherwise, against the Indemnified Parties, shall hold the Indemnified Parties harmless against all claims, losses, damages, liabilities, costs and expenses, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in Section 6.07, except to the extent any such loss, claim, damage or liability is caused by, related to or connected with the negligence or willful misconduct or breach of any Loan Documents by Indemnified Parties. These covenants, representations, warranties and indemnities shall be deemed continuing covenants, representations, warranties and indemnities running with the Facilities for the benefit of Indemnified Parties, and any successors and assigns of Indemnified Parties. The amount of all such indemnified loss, damage, expense or cost shall bear interest thereon at the highest rate of interest in effect on the Notes and shall become additional debt secured hereby and shall become immediately due and payable in full on demand of Lender, its successors and assigns. Proceeds of insurance obtained by Borrower, to the extent paid to Lender, shall be applied towards the satisfaction of Borrower's obligations under this Section. The provisions of this Section shall survive the payment of the Notes and the Loan.

         8.05 CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters; provided, however, that Lender shall comply with all laws, including but not limited to federal and state securities laws, in connection with the offer or sale of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted to Lender hereunder. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

         8.06 AMENDMENTS, ETC. No amendment, modification or waiver of any provision of the Loan Documents and no consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         8.07 SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such parties shall be included and all covenants and agreements contained in this Agreement by or on behalf of

Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

         8.08 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and permitted assigns, except that Borrower may not transfer or assign its rights hereunder without the prior written consent of Lender.

         8.09 MARSHALLING; PAYMENTS SET ASIDE. Lender shall be under no obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of the Loan and other Debt of Borrower to Lender. To the extent that Borrower makes a payment or payments to Lender or Lender exercises its rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         8.10 SECTION TITLES. The Section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and shall not govern the interpretation of any of the provisions of this Agreement.

         8.11 RELIANCE BY LENDER. All covenants, agreements, representations and warranties made herein and in any Loan Document by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender and shall survive the execution and delivery of this Agreement.

         8.12 INVALID PROVISIONS TO AFFECT NO OTHERS. If any provision of the Loan Documents shall be held invalid or unenforceable by a court of competent jurisdiction, then such provision shall be deemed inapplicable, and the balance of the Loan Documents shall remain in full force and effect.

         8.13 NUMBER AND GENDER. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

         8.14 TIME OF ESSENCE. Time is of the essence in the performance of this Agreement.

         8.15 NOT JOINT VENTURERS. Lender is not, and shall not by reason of any provision of any of the Loan Documents be deemed to be, a joint venturer with or partner or agent of Borrower.

         8.16 ESTOPPEL CERTIFICATE. At any time and from time to time, within fifteen Business Days after receipt from Lender of a written request therefor, Borrower shall prepare, execute and deliver to Lender, and/or any other party that Lender may designate, an estoppel certificate stating that to the best of Borrower's knowledge: (a) the amount of the unpaid principal balance and accrued interest on the Loan on the date thereof; (b) the date upon which the last payment on the Loan was made and the date the next payment is due; (c) that the provisions of the Loan Documents have not been amended or changed in any manner;
(d) to the best of Borrower's knowledge, there are no defaults or events of default then existing under the terms of the Loan Documents; and (e) Borrower has no defenses, claims or offsets against full enforcement hereof according to the terms hereof, or listing and describing any such amendments, changes, defaults, events of default, defenses, claims or offsets that do exist.

         8.17 NOTICE OF CHANGE IN LOCATION. Borrower shall promptly notify Lender of any change in location of Borrower's jurisdiction of organization.

         8.18 RENEWAL OR EXTENSION. All provisions of this Agreement relating to the Notes and the Loan Documents shall apply with equal force and effect to the Notes or Loan Documents hereinafter executed that in whole or in part represent a renewal, extension for any period, increase or rearrangement' of any part of the Notes or such Loan Documents.

         8.19 TAX IDENTIFICATION NUMBER. The federal tax identification number for Borrower is 91-1927972 as to Princesa, 46-0448799 as to Cruises, 91-1925827 as to Conami, 65-0885979 as to Valet and 84-0716683 as to Concorde.

         8.20 TERM. This Agreement shall be and remain in effect until such time as all outstanding obligations under the Notes, this Agreement and the other Loan Documents have been discharged in full.

         8.21 NAME AND LOGO. Lender may use Borrower's names and logos in any tombstone ads or other promotional materials without payment of any additional consideration.

         8.22 REMEDIES CUMULATIVE. The rights and remedies herein specified of the parties hereto are cumulative and not exclusive of any rights or remedies the parties hereto would other-wise have at law or in equity or by statute.

         8.23 INTEGRATION; CONFLICTING TERMS. This Agreement together with the other Loan Documents comprises the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements, oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this Agreement or the Notes, the provisions of this Agreement shall control, and if any term of this Agreement shall expressly conflict with a provision of the Notes, the provisions of the Notes shall control.

         8.24 GOVERNING LAW AND CONSTRUCTION. Except as may be otherwise expressly provided herein, this Agreement and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of Illinois (without regard to conflict of law principles) and applicable federal and maritime law. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement and the other Loan Documents or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

         8.25 CONSENT TO JURISDICTION. The Borrower hereby irrevocably consents to the jurisdiction of the courts in Cook County, Illinois and to the jurisdiction of the United States District Court for the Northern District of Illinois over any action brought to enforce the terms of the Loan Documents and over the Borrower.

         8.26 WAIVER OF RIGHT TO TRIAL BY JURY. Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action arising under any Loan Document or in any way connected with or related or incidental to the dealings of the party hereto or any of them with respect to any Loan Document, or the transactions related thereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this section with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

         8.27 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single executed document.

         8.28 CONFIDENTIALITY. Lender agrees that it shall keep confidential in accordance with its customary procedures for the treatment of confidential information the financial statements and other information provided hereunder or under any of the Loan Documents, except Lender may disclose the financial statements and other information if necessary for business reasons to any assignee or potential assignee of or participant or potential participant in the Loan, to Lender's legal counsel, to any consultant of Lender, to directors, officers, employees of any agents for Lender in its ongoing business and to any independent auditors of Lender; provided such other persons agree to treat such confidential information as confidential. If required by law, such information may also be provided to the Securities and Exchange Commission, the National Association of Securities Dealers, the Office of the Comptroller, any state bank regulatory authority, and to insurance regulatory authorities (including, without limitation, the National Association of Insurance Commissioners), and any successor agencies of the foregoing. If such information is otherwise required to be disclosed by law, including in any court proceeding, including (but not limited to) responses to any summons or subpoena in connection with any litigation, Lender shall notify Borrower of any law, court proceeding, summons or subpoena and Lender may, but shall not be required to, seek a protective order prior to disclosure. In addition, Lender is permitted to disclose all such information that (a) becomes generally available to the public other than as a result of disclosure by Lender or its directors, officers, employees or advisors, or (b) becomes available to Lender on a non-confidential basis from a source not known by Lender to be bound by an undertaking of confidentiality, or
(c) Lender needs to disclose for the protection or enforcement of any of its rights or interests against Borrower.

[signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


BORROWER:                          PRINCESA PARTNERS, A FLORIDA GENERAL
                                   PARTNERSHIP

                                   By:  Conami, Inc., general partner

                                        By: /s/ Jerry L. Baum
                                            Its: President

                                   By:  Concorde Cruises, Inc., general partner

                                        By: /s/ Jerry L. Baum
                                            Its:  President


                                   CONCORDE CRUISES, INC.

                                   By:  /s/ Jerry L. Baum
                                        Its:  President


                                   CONAMI, INC.

                                   By:  /s/ Jerry L. Baum
                                        Its:  President


                                   BAYFRONT VALET, LLC

                                   By: CONCORDE CRUISES, INC., its sole manager and member

                                        By: /s/ Jerry L. Baum
                                            Its:  President


                                   CONCORDE GAMING CORPORATION.


                                   By:  /s/ Jerry L. Baum
                                        Its:  President


LENDER:                            FIRST NATIONAL BANK


                                   By:  /s/ [illegible]
                                        Its:  Executive Vice President